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                                   EXHIBIT 11

                              COLDWATER CREEK INC.
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE

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                                                                              FISCAL YEAR ENDED  SIX MONTHS ENDED
                                                                                MARCH 2, 1996     AUGUST 31, 1996
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COMPUTATION OF PRIMARY EARNINGS PER SHARE
  Net income as reported....................................................      $   5,614          $   1,271
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  Pro forma income taxes....................................................          2,246                508
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Net income available to common stock........................................      $   3,368          $     763
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Weighted average shares outstanding
  Actual shares outstanding (post split)....................................
  Deemed shares outstanding for Sub-S distribution..........................
  Net effect of dilutive stock options based on the treasury stock method using average market price..............................................
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  Total common shares and equivalents.......................................
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Pro forma primary earnings per share........................................
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COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
Net income available to common stock........................................      $   3,368          $     763
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Weighted average shares outstanding
  Actual shares outstanding (post split)....................................
  Deemed shares outstanding for Sub-S distribution..........................
  Net effect of dilutive stock options based on the treasury stock method using the higher of quarter-end market price or average market price....
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  Total common shares and equivalents.......................................
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Pro forma fully diluted earnings per share..................................
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